                                                                  Exhibit (j)(i)


                          INDEPENDENT AUDITORS' CONSENT



The Boards of Trustees of ING Funds Trust
The Boards of Directors of ING GNMA Income Fund, Inc.,
The Boards of Trustees of ING Lexington Money Market Trust, and
The Board of Trustees of ING Mutual Funds:

We consent to the use of our report, dated December 5, 2000, for ING Intermediate Bond Fund and ING Classic Money Market Fund.

We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus.

                                   /s/ KPMG LLP



Boston, Massachusetts
June 26, 2002